                                             Investor Contact: Michael E. Conley
                                                               (972) 443-6557

                                             Media Contact: Sean S. Clancy
                                                            (972) 443-6546


FOR IMMEDIATE RELEASE

             FLOWSERVE TO FILE 8-K IN ACCORDANCE WITH REGULATION FD


DALLAS - Sept. 27, 2002 - During a conference call discussing its news release issued today, the company furnished additional explanatory information concerning its compliance with its bank loan covenants and is filing a Form 8-K with the SEC confirming this information.

While key elements of this information were already in the public domain, the company is filing the attached financial details to enable investors to better understand the company's compliance status under the bank covenants.

The company also reiterated it is in compliance with all of its bank covenants.

In addition, the company further clarified that its optional debt prepayment of $70 million that was discussed in today's earlier announcement will be applied in chronological order to installments of principal scheduled to be paid in the next 12 months and then pro rata against the remaining scheduled installments of principal payments. In effect, the company will have no mandatory principal payment due in the fourth quarter of 2002 nor in the first half of 2003. The company said, however, that it expects to make additional optional prepayments in 2003 over and above what is required.

Flowserve Corp. is one of the world's leading providers of industrial flow management services. Operating in 34 countries, the company produces engineered and industrial pumps for the process industries, precision mechanical seals, automated and manual quarter-turn valves, control valves and valve actuators, and provides a range of related flow management services.

SAFE HARBOR STATEMENT: This news release contains various forward-looking statements and includes assumptions about Flowserve's future market conditions, operations and results. These statements are based on current expectations and are subject to significant risks and uncertainties. They are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Among the many factors that could cause actual results to differ materially from the forward-looking statements are: material adverse events in the national financial markets; changes in the already competitive environment for the company's products or competitors' responses to Flowserve's strategies; the company's ability to integrate past and future acquisitions into its management operations; political risks, military actions or trade embargoes affecting important country markets; the health of the company's various customer industries, including the petroleum, chemical, power and water industries; economic turmoil in areas outside the United States; global economic growth; unanticipated difficulties or costs associated with new systems, including software; and the recognition of significant expenses associated with adjustments to realign the company's facilities and other capabilities with its strategies and business conditions, including, without limitation, expenses incurred in restructuring the company's operations and the cost of financing, including increases in interest costs. Flowserve undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise.



                                 (Table Follows)

                                 Form 8-K Detail


Combined EBITDA(1) on a pro forma basis(2) as used for its bank covenant calculations, which differs from GAAP(3) EBITDA, were as shown below:

                              (dollars in millions)

         Q4 2001           Q1 2002          Q2 2002
         -------           -------          -------
         $102.3            $77.0             $73.9

In addition to the above, to determine EBITDA for its bank covenants, the Company adds the following amounts (which are scheduled in its credit agreement) to the trailing four quarter calculation of EBITDA at the end of each respective period as shown below:

                              (dollars in millions)

Q2 2002         Q3 2002         Q4 2002         Q1 2003         Q2 2003         Q3 2003
-------         -------         -------         -------         -------         -------
$15.0            $15.0           $15.0           $11.3           $7.5             $3.8



(1)      Earnings before interest, taxes, depreciation and amortization.

(2) Including Invensys Flow Control (IFC) EBITDA and other permitted adjustments as defined in its Bank Agreement which was filed as an exhibit to the Company's March 31, 2002 Form 10-Q and includes add backs for extraordinary non-cash items and the income statement impacts of its integration programs.

(3)      Generally Accepted Accounting Principles